Exhibit 10.9

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT
This First Amendment to Purchase and Sale Contract (the “First Amendment”) is made effective as of December 29, 2011. Reference is made to that certain Purchase and Sale Contract between Avalon Illinois Value II, LLC (“Seller”) and Legacy Partners Residential LLC (“LPR”) dated as of December 9, 2011, (the “Contract’) with respect to certain property in Schaumburg, Illinois known as Avalon at Poplar Creek. LPR has assigned its rights, title, interest and obligations in, to and under the Contract to KBS Legacy Partners Poplar LLC (“Buyer”). Seller and Buyer desire to amend the Contract in certain respects. All initially capitalized terms which are used in this First Amendment, but not defined herein, shall have the same meanings as ascribed thereto in the Contract.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree that the Contract is hereby amended as follows:
1.    Article 3 of the Contract is hereby amended by deleting as the Purchase Price the sum of Twenty-Seven Million Three Hundred Thousand Dollars ($27,300,000.00) and substituting in its place the sum of Twenty-Seven Million Two Hundred Thousand Dollars ($27,200,000.00).
2.    Buyer hereby notifies Seller that it accepts Seller’s election to attempt to cure certain of Buyer’s objections to title as set forth in Seller’s notice to LPR regarding such matters dated December 27, 2011 (the “Seller’s Title Cure Notice”) and that Buyer will accept a conveyance of the Property subject to the Permitted Exceptions including those matters objected to by Buyer which Seller declined to cure in the Seller’s Title Cure Notice. The foregoing notwithstanding, in the event any new title matters arise or in the event Seller is unable to effect a cure prior to the Closing of any matter which it elected to cure, Buyer expressly retains its rights as set forth in Article 4 in connection therewith.
3.    Effective upon complete execution hereof by Buyer and Seller, Buyer hereby notifies Seller that it has accepted the Property and this First Amendment shall serve as Buyer’s Approval Notice.
4.    In all other respects, except as otherwise provided by this First Amendment, the undersigned hereby ratify and confirm the Contract which remains in full force and effect.
5.    This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of said counterparts shall constitute but one and the same instrument. Signatures delivered via facsimile or other electronic means shall be accepted as if original.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned hereby duly execute this First Amendment to be effective as of December 29, 2011.
AVALON ILLINOIS VALUE II, LLC, a Delaware limited liability company

By:	AvalonBay Value Added Fund, L.P., a Delaware limited liability company, its sole member

By:	AvalonBay Capital Management, Inc., a Maryland corporation, its general partner

By:	/s/ Patrick GniadekName: Patrick Gniadek Title: V.P.

KBS LEGACY PARTNERS POPLAR LLC, a
Delaware limited liability company

By:	KBS Legacy Partners Properties LLC, a Delaware limited liability company, its sole member
By:    KBS Legacy Partners Limited Partnership, a
Delaware limited partnership, its sole member

By:	KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation, its sole general partner

By:/s/ Guy K. Hays
Name:Guy K. Hays
Title:Executive Vice President

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